Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On December 30, 2013, FireEye, Inc. (“FireEye” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Mandiant Corporation (“Mandiant”). Mandiant is a provider of security-related professional services, education, managed service, software and hardware solutions to the financial service sector, legal community, government agencies, and other domestic and international clients.

At the closing on December 30, 2013, FireEye acquired all the outstanding shares of capital stock of Mandiant for 16,123,011 shares of FireEye’s common stock and $106.5 million in cash. Under the terms and conditions of the Merger Agreement, each outstanding share of Mandiant common stock was converted into the right to receive (a) $5.22 in cash, without interest, and subject to applicable withholding tax, and (b) 0.8126 of a share of the Company’s common stock. This transaction is referred to herein as the merger. In connection with the merger, all of the outstanding stock options and restricted stock awards of Mandiant were converted into stock options and restricted stock awards, respectively, denominated in shares of FireEye’s common stock. The common stock issued, along with the estimated fair value of vested equity awards assumed and cash payment, resulted in a preliminary estimated purchase price of $897.7 million for accounting purposes.

The terms of each assumed equity award were the same except that the number of shares subject to each equity award and the per share exercise price, if any, were adjusted by an exchange ratio formula set forth in the Merger Agreement.

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial data of FireEye and Mandiant after giving effect to the merger using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the merger had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on September 30, 2013. The historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial data to give effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited historical financial statements of FireEye as of and for the year ended December 31, 2012, and the related notes, appearing in the Prospectus filed by FireEye pursuant to Rule 424(b)(4) under the Securities Act of 1933 with the Securities and Exchange Commission (“SEC”) on September 20, 2013.

•	separate unaudited historical condensed consolidated financial statements of FireEye as of and for the nine months ended September 30, 2013, and the related notes, included in FireEye’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 14, 2013.

•	separate audited financial statements of Mandiant as of and for the years ended December 31, 2012 and December 31, 2011, and the related notes, that are filed with this report on Form 8-K/A.

•	separate unaudited financial statements of Mandiant as of September 30, 2013 and for the nine-months ended September 30, 2013 and September 30, 2012, and the related notes, that are filed with this report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Pursuant to the acquisition method of accounting, the preliminary estimated purchase price, calculated as described in Note 5 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets. In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data does not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the merger or the costs to integrate the operations of FireEye and Mandiant or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between FireEye and Mandiant as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

	Historical
	FireEye September 30, 2013	Mandiant September 30, 2013	Pro Forma Adjustments (See Note 6)		Pro Forma Combined
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$327,710	$4,651	$(106,538	)(a)	$225,823
Short-term Investments	—	12,503	—		12,503
Accounts receivable	51,251	31,738	—		82,989
Inventories	7,516	354	—		7,870
Deferred income tax asset	—	4,221	(4,221	)(i)	—
Deferred costs of revenue, current portion	1,392	—	—		1,392
Restricted cash, current portion	—	2,736	(2,736	)(i)	—
Prepaid expenses and other current assets	9,319	7,121	7,097	(i)	23,537

Total current assets	397,188	63,324	(106,398)		354,114
Restricted cash, non-current portion	—	102	(102	)(f)	—
Deferred costs of revenue, non-current portion	1,024	397	—		1,421
Property and equipment, net	47,131	11,049	(538	)(b)	57,642
Intangible assets	6,809	3,479	272,021	(c)	282,309
Goodwill	3,276	4,853	706,527	(d)	714,656
Deposits and other long-term assets	4,877	—	648	(f)	5,525
Deposits	—	315	(315	)(f)	—

TOTAL ASSETS	$460,305	$83,519	$871,843		$1,415,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,983	$3,345	$(780	)(e)	$35,548
Accrued liabilities	4,896	—	34,836	(e)	39,732
Accrued compensation	14,818	13,129	—		27,947
Deferred revenue, current portion	71,450	16,216	(6,272	)(g)	81,394
Deferred rent, current portion	—	287	(287	)(h)	—
Proceeds from early exercise of stock awards	8,623	—	—		8,623

Total current liabilities	132,770	32,977	27,497		193,244
Deferred rent, non-current portion	—	1,919	(1,919	)(h)	—
Long-term debt, net of current portion	20,000	—	—		20,000
Deferred revenue, net of current portion	59,302	4,094	(1,583	)(g)	61,813
Deferred income tax liability	—	3,821	(3,821	)(j)	—
Other long-term liabilities	1,246	34	26,671	(j)	27,951

Total liabilities	213,318	42,845	46,845		303,008
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock	—	136	(136	)(k)	—
Common stock	12	75	(73	)(k)	14
Additional paid-in capital	467,964	27,505	763,610	(l)	1,259,079
Retained earnings (Accumulated deficit)	(220,989)	13,022	61,533	(m)	(146,434)
Accumulated other comprehensive loss	—	(64)	64	(s)	—

Total stockholders’ equity	246,987	40,674	824,998		1,112,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$460,305	$83,519	$871,843		$1,415,667

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2012

	Historical
	FireEye For the Year Ended December 31, 2012	Mandiant For the Year Ended December 31, 2012	Pro Forma Adjustments (See Note 6)		Pro Forma Combined
	(in thousands, except per share data)
Revenue:
Product	$52,265	$10,750	$—		$63,015
Subscription and services	31,051	71,556	—		102,607

Total revenue	83,316	82,306			165,622
Cost of Revenue:
Product	14,467	—	9,399	(n)(o)	23,866
Subscription and services	3,163	—	60,824	(n)(o)	63,987

Total cost of revenue	17,630	—	70,223		87,853

Total gross profit	65,686				77,769
Operating expenses:
Engineering and cost of revenues	—	42,512	(42,512	)(o)	—
Research and development	16,522	5,090	10,211	(n)(o)	31,823
Selling, general and administrative costs	—	25,425	(25,425	)(o)	—
Sales and marketing	67,562	—	28,811	(n)(o)	96,373
General and administrative	15,221	—	48,179	(n)(o)	63,400

Total operating expenses	99,305	73,027	19,264		191,596

Operating income (loss)	(33,619)	9,279	(89,487)		(113,827)
Interest income	7	4	—		11
Interest expense	(537)	—	—		(537)
Other expense, net	(2,572)	—	—		(2,572)

Income (loss) before income taxes	(36,721)	9,283	(89,487)		(116,925)
Provision for (benefit from) income taxes	(965)	4,086	(57,335	)(r)	(54,214)

Net income (loss) attributable to common stockholders	$(35,756)	$5,197	$(32,152)		$(62,711)

Net loss per share attributable to common stockholders, basic and diluted	$(3.28)				$(2.37)
Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	10,917		15,537	(q)	26,454

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2013

	Historical
	FireEye For the Nine Months Ended September 30, 2013	Mandiant For the Nine Months Ended September 30, 2013	Pro Forma Adjustments (See Note 6)		Pro Forma Combined
	(in thousands, except per share data)
Revenue:
Product	$55,957	$7,105	$—		$63,062
Subscription and services	48,333	71,341	—		119,674

Total revenue	104,290	78,446	—		182,736
Cost of Revenue:
Product	18,124	—	6,379	(n)(o)	24,503
Subscription and services	12,481	—	42,126	(n)(o)	54,607

Total cost of revenue	30,605	—	48,505		79,110

Total gross profit	73,685				103,626
Operating expenses:
Engineering and cost of revenues	—	54,709	(54,709	)(o)	—
Research and development	44,570	5,778	31,905	(n)(o)	82,253
Selling, general and administrative costs	—	26,379	(26,379	)(o)	—
Sales and marketing	110,577	—	26,053	(n)(o)	136,630
General and administrative	29,385	—	36,959	(n)(o)	66,344

Total operating expenses	184,532	86,866	13,829		285,227
Operating loss	(110,847)	(8,420)	(62,334)		(181,601)

Interest income	53	3	—		56
Interest expense	(519)	(5)	—		(524)
Other expense, net	(7,129)	—	—		(7,129)

Loss before income taxes	(118,442)	(8,422)	(62,334)		(189,198)
Provision for (benefit from) income taxes	(320)	(3,237)	(45,390	)(t)	(48,947)

Net loss attributable to common stockholders	$(118,122)	$(5,185)	$(16,944)		$(140,251)

Net loss per share attributable to common stockholders, basic and diluted	$(5.41)				$(3.72)
Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	21,838		15,818	(q)	37,656

The accompanying notes are an integral part of this statement.

1. Description of Transaction

On December 30, 2013, FireEye, Inc. (“FireEye” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Mandiant Corporation (“Mandiant”). Mandiant is a provider of security-related professional services, education, managed service, software and hardware solutions to the financial service sector, legal community, government agencies, and other domestic and international clients.

At the closing on December 30, 2013, FireEye acquired all the outstanding shares of capital stock of Mandiant for 16,123,011 shares of FireEye’s common stock and $106.5 million in cash. Under the terms and conditions of the Merger Agreement, each outstanding share of Mandiant common stock was converted into the right to receive (a) $5.22 in cash, without interest, and subject to applicable withholding tax, and (b) 0.8126 of a share of the Company’s common stock. This transaction is referred to herein as the merger. In connection with the merger, all of the outstanding stock options and restricted stock awards of Mandiant were converted into stock options and restricted stock awards, respectively, in shares of FireEye’s common stock. The common stock issued, along with the estimated fair value of vested equity awards assumed and cash payment, resulted in a preliminary estimated purchase price of $897.7 million for accounting purposes.

2. Basis of Presentation

The merger of FireEye with Mandiant is accounted for in accordance with the acquisition method of accounting for business combinations with FireEye as the accounting acquirer. The unaudited pro forma condensed combined financial statements were based on the historical consolidated financial statements of FireEye and Mandiant after giving effect to the cash paid and the stock issued by FireEye to consummate the acquisition, as well as certain reclassifications and pro forma adjustments. In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed were recorded as of the completion of the merger, at their respective fair values, and added to those of FireEye. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill.

The accounting standards define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, FireEye may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect FireEye’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma combined consolidated statements of operations because they will not have a continuing impact on the combined results. Total acquisition-related costs for FireEye were estimated to be $8.2 million.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of revenue enhancements or operating synergies expected to result from the Merger.

The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012 are presented as if the Merger had occurred on January 1, 2012.

Pursuant to the acquisition method of accounting, the preliminary estimated purchase price, calculated as described in Note 5 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets. In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

3. Accounting Policies

FireEye has not completed its review of Mandiant’s accounting policies. As FireEye completes its review, it may become necessary to harmonize the combined entity’s financial statements to conform to those accounting policies that are determined to be more appropriate for the combined entity. At this time, FireEye is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. However, certain allocations and reclassifications were made to Mandiant balances to conform to FireEye’s financial statement presentation, as described in the accompanying notes.

4. Preliminary Purchase Price

The following is a preliminary estimate of consideration transferred to effect the acquisition of Mandiant (in thousands):

Purchase consideration:
Cash	$106,538
Fair value of 16,123,011 shares common stock transferred as consideration	704,413
Estimated fair value of equity awards assumed by FireEye	86,702

Total preliminary purchase price	$897,653

The following is the estimated portion of assumed stock options and restricted stock awards that are subject to future service requirements and therefore will be expensed in the financial statements rather than included in purchase accounting (in thousands):

Estimated value of share based awards	$122,612

5. Preliminary Allocation of Estimated Preliminary Purchase Price to Assets Acquired and Liabilities Assumed

The following is the preliminary estimate of the assets acquired and the liabilities assumed by FireEye in the merger, reconciled to the purchase price transferred (in thousands):

Current assets	$63,565
Non-current assets	11,452
Current liabilities	(135,028)
Non-current liabilities	(29,216)

Net acquired tangible assets	(89,227)
Identifiable intangible assets (i)	275,500
Goodwill (ii)	711,380

Total preliminary purchase price allocation	$897,653

(i)	As of the effective date of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. The Company’s management used an income approach to estimate the preliminary fair value of intangible assets. The preliminary estimated useful lives and fair values of the identifiable assets are as follows:

	Estimated Useful Life (in years)	Preliminary Fair Value (in thousands)
Existing technology	4 -6	$54,600
In-process research and development	N/A	1,400
Content	10	128,500
Customer relationship	8	66,000
Contract backlog	1 - 3	12,600
Trade names	4	12,400

Total		$275,500

(ii)	Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

6. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; Note 4. Preliminary Purchase Price; and Note 5. Preliminary Allocation of Estimated Preliminary Purchase Price to Assets Acquired and Liabilities Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To record the cash portion of the merger consideration of $106.5 million.

(b)	To eliminate the net book value of Mandiant’s historical internally developed software intangible asset that is valued separately in the tickmark (c) below. Based on its preliminary assessment, Fireeye’s management believes that the current net book value of Mandiant fixed assets approximates the fair value of property and equipment obtained in the merger.

(c)	To record intangible assets acquired in the merger and eliminate Mandiant’s historical intangible assets (in thousands):

To record identifiable intangible assets acquired in the merger	$275,500
To eliminate historical Mandiant intangible assets	(3,479)

Total	$272,021

(d)	To eliminate the net book value of Mandiant’s historical goodwill and record as a result of the Merger (in thousands):

To record goodwill acquired in the merger	$711,380
To eliminate historical Mandiant goodwill	(4,853)

Total	$706,527

(e)	To accrue transaction costs of $8.2 million and $20.6 million for FireEye and Mandiant, respectively, to accrue $5.2 million for pre-acquisition tax refunds that are payable to Mandiant shareholders under the merger agreement, reclassify certain accounts payable as accrued liabilities to match FireEye’s presentation as follows (in thousands):

To record estimated transaction costs	$28,821
To record tax benefits payable	5,235
To reclassify accrued liabilities from accounts payable to match FireEye’s presentation	780

Total	$34,836

(f)	To reclassify Mandiant’s deposits and restricted cash to other long-term assets to match FireEye’s presentation and record the non-current portion of the favorable lease asset resulting from the acquisition valuation as follows (in thousands):

To reclassify Mandiant’s restricted cash to long-term assets	$102
To reclassify Mandiant’s deposits to other long-term assets to match FireEye’s presentation	315
To record the non-current portion of the favorable lease	231

Total	$648

(g)	To adjust Mandiant’s deferred revenue to estimated fair value utilizing the cost build up approach.

(h)	To eliminate the straight-line rent liability relating to operating leases, in accordance with purchase accounting guidance.

(i)	To reclassify Mandiant’s deferred income tax asset (current) and current portion of restricted cash as prepaid expense and other current assets to match to FireEye’s presentation as follows (in thousands):

To reclassify Mandiant’s deferred income tax asset (current)	$4,221
To reclassify Mandiant’s current portion of restricted cash	2,736
To record the current portion of the favorable lease	129
To record additional deferred tax asset related to the merger	11

Total	$7,097

(j)	To eliminate Mandiant’s deferred tax liability related to prior acquisitions that arose from amortizing, for tax purposes, intangible assets from business combination transactions prior to this Merger and record deferred tax liability related to the merger (see note “p”) (in thousands):

To reclassify Mandiant’s deferred income tax liability from other long-term liabilities to conform to FireEye’s presentation.	$3,821
To eliminate deferred tax liabilities related to Mandiant’s intangible assets from prior acquisitions and to record additional deferred tax liability related to deferred revenue written off in purchase accounting	(1,818)
To record net deferred tax liability related to the merger	24,668

Total	$26,671

(k)	To eliminate Mandiant’s common and preferred stock and to record the common shares issued as a portion of the merger consideration at par value and to eliminate the par value of the preferred shares as follows (in thousands):

To eliminate Mandiant’s common stock	$(75)
To record par value common stock related to FireEye shares issued in the acquisition	2

Total	$(73)

To eliminate Mandiant’s preferred stock	$(136)

(l)	To eliminate Mandiant’s additional paid-in capital, to record the common shares issued as a portion of the merger consideration, at fair value less par value of $2 recorded to common stock, and to give effect to estimated fair value of vested awards assumed in acquisition as follows (in thousands):

To eliminate Mandiant’s additional paid-in capital	$(27,505)
To record the estimated fair value of vested awards assumed in connection with acquisition	86,702
To record additional paid-in capital related to FireEye shares issued in the acquisition	704,413

Total	$763,610

(m)	To eliminate Mandiant’s retained earnings of $13.0 million, reflect FireEye’s transaction costs of $8.2 million and record approximately $82.7 million of tax benefit estimated as a result of the merger (in thousands):

To eliminate Mandiant’s retained earnings	$(13,022)
To record transaction costs	(8,178)
Tax benefit recorded as a result of the merger (see note “p”)	82,733

Total	$61,533

(n)	To record amortization expense of the intangible assets acquired, eliminate amortization expense of Mandiant’s historical intangible assets, and record stock compensation expense for the assumed unvested stock-based awards that is to be recorded prospectively over the remaining weighted average service period of the awards (see Note 4), (in thousands):

	Year ended December 31, 2012	Nine months ended September 30, 2013
Record amortization expense of the acquired intangibles:
Cost of revenue – Product	$8,675	$5,907
Cost of revenue – Subscription and services	20,717	15,538
Sales and marketing	11,350	8,513
Eliminate amortization expense of historical intangibles:
Cost of revenue – Subscription and services	(528)	(1,158)
Record amortization of the fair value portion of the assumed stock-based awards that is to be recorded prospectively:
Cost of revenue – Subscription and services	6,336	4,752
Research and development	2,997	2,249
Sales and marketing	3,074	2,306
General and administrative	36,865	24,228

(o)	To reclassify certain Mandiant’s engineering and cost of revenues and selling, general and administrative expense categories to conform with FireEye’s presentation. Additionally, to reallocate certain corporate level costs in accordance with FireEye’s allocation methodology. The following is the impact on each account from these reclassifications (in thousands):

	Year ended December 31, 2012	Nine Months ended September 30, 2013
Reclassification adjustments:
Cost of revenue – Product	$712	$472
Cost of revenue – Subscription and services	36,003	46,665
Research and development	6,461	7,571
Sales and marketing	12,621	13,301
General and administrative	12,141	13,078
Re-allocation adjustment:
Cost of revenue – Product	$12	$—
Cost of revenue – Subscription and services	(1,704)	(23,671)
Research and development	753	22,085
Sales and marketing	1,766	1,933
General and administrative	(827)	(347)

(p)	To record Mandiant’s deferred tax liabilities associated with the intangibles, and acquired deferred tax assets based on September 30, 2013 balances assuming there are no material deferred tax asset or liability changes as a result of the fair value adjustments; to release FireEye’s valuation allowance based on September 30, 2013 deferred tax asset balances given the deferred tax liabilities associated with the acquired intangibles provide a source of future taxable income that supports the recognition of FireEye’s existing deferred tax assets (in thousands):

Record current deferred tax asset	$10
Eliminate current deferred tax liability	1,818
Record non-current deferred tax asset*	82,722
Record deferred tax liability*	(107,390)
Goodwill	105,573

Estimated tax benefit	$82,733

*	Net deferred tax liability at $24,668 is recorded to other long-term liabilities as noted in tickmark (j)

(q)	Relates to the number of additional shares of common stock issued in relation to the merger, assuming for the purposes of these condensed combined pro-forma statements of operation that the merger closing date was January 1, 2012.

(r)	To record the release of FireEye’s valuation allowance and to record the tax benefit related to the recognition of net operating losses, assuming the merger occurred on January 1, 2012.

(s)	To eliminate Mandiant’s accumulated other comprehensive loss.

(t)	To record tax benefit related to the recognition of net operating losses.